Exhibit 99.13

National City.	National City Corporation
Large Corporate
One North Franklin, Suite 3600
Chicago, IL 60606
(312) 384-6904

Gustavus Bahr
Relationship Manager
(Telecopy to Tesia Sommer of JPMorgan at 212-270-1063)
Acceptance of Request for Extension
December 21, 2006
Aetna Inc.
151 Farmington Avenue
Hartford, CT 06156
Re: Amended and Restated Five-Year Credit Agreement dated as of January 20, 2006 (the “Credit Agreement”)
Attention: Alfred P. Quirk, Vice President, Finance and Treasurer
Dear Al:
We have received your Extension Request, dated December 5, 2006, and pursuant to Section 2.06(c) (Maturity of Loans) of the above-referenced Credit Agreement, we hereby agree to the extension set forth in such request. Upon the effectiveness of the Extension Request in accordance with Section 2.06(c) of the Credit Agreement, the new Maturity Date will be January 20, 2012.
We have made a notation of this extension on the Schedule of Loans, Payments of Principal attached to our Syndicated Note(s).
Very truly yours,
National City Bank

By:	/s/ Gustavus Bahr
Name: Gustavus Bahr
Title: Vice President